Exhibit 99.1

Express Scripts Announces Definitive Agreement to Acquire WellPoint NextRx

Subsidiaries for $4.675 Billion

Alliance Provides Game-Changing Capabilities to Tackle the Nation’s Priorities to

Improve Health Outcomes and Reduce Waste

ST. LOUIS and INDIANAPOLIS, April 13 – Express Scripts, Inc. (Nasdaq: ESRX), and WellPoint, Inc. (NYSE:WLP), announced today that they have signed a definitive agreement under which Express Scripts, one of the largest pharmacy benefits management (PBM) companies in North America, will acquire WellPoint’s NextRx subsidiaries for $4.675 billion, which includes consideration for the value of a future tax benefit for Express Scripts based on the structure of the transaction.

WellPoint NextRx subsidiaries provide PBM services to approximately 25 million Americans and manage more than 265 million adjusted prescriptions annually. The transaction includes a 10-year contract for Express Scripts to provide services to WellPoint, one of the nation’s largest health benefits companies, following closing of the transaction.

“Now more than ever, as the nation focuses on health care reform, this collaboration between Express Scripts and WellPoint represents a shared commitment to achieving optimal health outcomes while driving out wasteful spending,” said George Paz, chairman and CEO of Express Scripts. “As we apply our advanced understanding of consumer behavior to an additional 25 million members, and manage more than 750 million adjusted prescriptions annually, we will optimize the cross-selling of proven trend management tools such as generics, home delivery and specialty pharmacy. This alliance also creates the potential to leverage our behavior-centric approach across the medical benefit.”

“Our aligned business model, combined with the complementary expertise and capabilities of WellPoint, creates significant opportunities for accelerated growth for both organizations,” added Paz.

“This transaction provides a unique and compelling opportunity to improve our integrated health benefits offerings to our members, while simultaneously delivering significant value to our shareholders,” said Angela F. Braly, president and CEO of WellPoint. “As health care costs continue to be a concern to our customers, members and the nation as a whole, we are very focused on initiatives that keep health benefits affordable. Importantly, through this strategic alliance with Express Scripts, we will enhance the health care value we bring to our members. This alliance will create an organization with greater resources and capabilities, which will provide members with more cost-effective solutions as well as access to state-of-the-art PBM services.”

Braly added, “WellPoint continues to be an industry leader in providing integrated medical and pharmacy benefits. This relationship with Express Scripts will strengthen and accelerate our ability to execute on our integrated health benefits model.”

Both companies have impressive track records of successful integrations, resulting in exceptional member satisfaction and client retention. The transition to Express Scripts’ platform and products will be staged to ensure consistency of benefits and pharmacy services to members. WellPoint will retain control of medical policy, formulary and integrated disease management, and will work alongside Express Scripts to offer best-in-class pharmacy management and data analytics. WellPoint members will gain access to better Web, home delivery and customer service capabilities, and clients will benefit from enhanced reporting.

The transaction is expected to close in the second half of 2009, subject to customary closing conditions and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Express Scripts will hold an investor conference call today at 7:00 a.m. Central Daylight Time (8:00 a.m. Eastern Daylight Time) to discuss this transaction. The call can be accessed with the following numbers:

Express Scripts Call:
Toll-free:	Domestic (800) 230-1096, conference code 996027
Digitized Replay:	Domestic (800) 475-6701, access code 996027

The call will be broadcast live as well as replayed through the Internet. The webcast can be accessed through the Investor Relations section of Express Scripts’ website at www.express-scripts.com. The replay will be available from 9:00 a.m. CDT today until the end of the day on April 23, 2009.

WellPoint management will host a conference call today at 9:00 a.m. EDT to discuss the agreement. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

WellPoint Call:
Toll-free:	Domestic (888) 423-3274	International (651) 291-0900
Digitized Replay:	Domestic (800) 475-6701	International (320) 365-3844

An access code is not required for the conference call. The access code for the replay is 994746. The replay will be available from 3:30 p.m. EDT today, until the end of the day on April 27, 2009. The call will also be available through a live webcast at www.wellpoint.com under “Investor Info.” A webcast replay will be available following the call.

Contacts:

Express Scripts
Investor Relations Contacts:	Media Contact:
Jeff Hall, Chief Financial Officer	Maria Palumbo, Public Affairs
David Myers, Vice President	(314) 479-1942
(314) 810-3115	mpalumbo@express-scripts.com
investor.relations@express-scripts.com

WellPoint
Media Contact:	Investor Relations Contact:
Kristin Binns	Michael Kleinman
(917) 697-7802	(317) 488-6713

Cheryl Leamon
(317) 225-9606

About Express Scripts, Inc.

Express Scripts, Inc., is one of the largest PBM companies in North America, providing PBM services to thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, workers’ compensation and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, and medical- and drug-data analysis services. The company also distributes a full range of biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis. More information can be found at www.express-scripts.com, which includes expanded investor information and resources. More information on the Center for Cost-Effective Consumerism can be found at www.consumerology.org.

About WellPoint, Inc.

WellPoint is committed to improving the lives and health of the people and communities we serve by simplifying the connection between health, care and value. Our goal is to help shape the impact each health care decision has on individuals, the health care system at-large, and our communities. WellPoint’s more than 42,000 associates work every day to help create the best health care value for our customers. Through collaborations with providers and with innovative programs, WellPoint’s affiliated health plans reward healthy lifestyles and quality, safe and effective care. As a leading health benefits company, with approximately 35 million members in its affiliated health plans, WellPoint is at the center of the health care system. This position provides us with the relationships and insights needed to help create affordable and actionable solutions that improve health care.

As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for

Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through UniCare. Additional information about WellPoint is available at www.wellpoint.com.

EXPRESS SCRIPTS SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions, including with respect to the proposed transaction with WellPoint and the expected benefits therefrom. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K on file with the SEC. A copy of this form can be found at the investor relations section of Express Scripts website at www.express-scripts.com.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WELLPOINT SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not generally historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission, or SEC, made by us; increased government regulation of health benefits, managed care and PBM operations; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding the

Medicare Part C and Medicare Part D Prescription Drug benefits programs, including those related to CMS sanctions, potential uncollectability of receivables resulting from processing and/or verifying enrollment (including facilitated enrollment), inadequacy of underwriting assumptions, inability to receive and process correct information, uncollectability of premium from members, increased medical or pharmaceutical costs, and the underlying seasonality of the business; a downgrade in our financial strength ratings; litigation and investigations targeted at health benefits companies and our ability to resolve litigation and investigations within estimates; our ability to meet expectations regarding repurchases of shares of our common stock; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; our ability to consummate the transaction, to achieve expected synergies and operating efficiencies in the transaction within the expected time-frames or at all; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; funding risks with respect to revenue received from participation in Medicare and Medicaid programs; non-compliance with the complex regulations imposed on Medicare and Medicaid programs; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our license with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations, that may negatively affect our investment portfolios and liquidity needs; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative affect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and our governing documents may prevent or discourage takeovers and business combinations; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

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